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Exhibit 5.1

February 19, 2002

Cygnus, Inc.
400 Penobscot Drive
Redwood City, California 94063-4719

Re:	4,600,000 Shares of Common Stock Follow-On Public Offering of Cygnus, Inc.

Ladies and Gentlemen:

        At your request, we are rendering this opinion in connection with a proposed sale of up to 4,600,000 shares (the "Shares") of common stock of Cygnus, Inc., a Delaware corporation (the "Company"), $0.001 par value, by the Company pursuant to a prospectus supplement (the "Prospectus Supplement") filed by the Company pursuant to Rule 424(b)5 under the Securities Act of 1933, as amended (the "Act") on February 14, 2002. The Prospectus Supplement relates to the Company's Registration Statement on Form S-3 (Registration No. 333-60962) (the "Shelf Registration Statement") filed with the Securities Exchange Commission (the "Commission") on May 15, 2001 under the Act and declared effective by the Commission on June 18, 2001, relating to up to $50,000,000 in aggregate amount of the Company's common stock; preferred stock, par value $0.001 per share; depositary shares; senior debt; and warrants.

        We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

        Based on such examination, we are of the opinion that the Shares when issued and sold as described in the Prospectus Supplement will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Shelf Registration Statement and to the use of our name wherever it appears in the Prospectus Supplement and in the Shelf Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Prospectus Supplement, including this opinion as an exhibit or otherwise.

Very truly yours,
/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

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  Exhibit 5.1